UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2011
___________

FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 3, 2011, the Board of Directors of First National Corporation (“the Company”) appointed Scott C. Harvard as director of the Company and its wholly-owned banking subsidiary, First Bank (“the Bank”) effective immediately.  Mr. Harvard has served as President and Chief Executive Officer of the Company and the Bank since May 2011 and was appointed as a director pursuant to his employment agreement, dated May 9, 2011, between the Company and Mr. Harvard.  Mr. Harvard has not been named to any committees of the Board of Directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 3, 2011, in connection with Mr. Harvard’s appointment as director, the Board of Directors of the Company authorized an amendment to the Company’s bylaws (the “Bylaws”), effective immediately.  The amendment revises Article II(A) of the Bylaws to increase the size of the Company’s Board of Directors from ten (10) to eleven (11) directors.

The full text of the Bylaws, as amended, is attached as Exhibit 3.1 to this report and is incorporated by reference into this Item 5.03.

Item 8.01	Other Events

On August 8, 2011, the Company issued a press release announcing Mr. Harvard’s appointment as director.  A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.                                Description

3.1	Bylaws of the First National Corporation (as restated in electronic format as of August 3, 2011)

99.1	Press Release dated August 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION
(Registrant)

Date: August 8, 2011	By:	/s/ M. Shane Bell
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                      Description

3.1	Bylaws of the First National Corporation (as restated in electronic format as of August 3, 2011)

99.1	Press Release dated August 8, 2011